UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2019

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2019, Tiptree and Tricadia (each as defined below) entered into a Strategic Combination Agreement. Tiptree agreed to seed new investment funds to be managed by Tricadia, in exchange for management control of and a profit participation in Tricadia. Michael Barnes, Tricadia’s founder and Chief Investment Officer, continues as Executive Chairman of Tiptree and also has taken on the role of Chief Executive Officer of Tiptree Asset Management Company, LLC, a wholly-owned subsidiary of Tiptree. He will not receive additional compensation for serving in this capacity.
A summary of selected aspects of the transaction is provided below, followed by a more detailed description of the definitive transaction documents:

•	Tiptree will invest $75 million in Tricadia funds or managed accounts, in exchange for the economic benefits and other rights described below. Tiptree’s investment will be on market terms.

•	Tiptree became the managing member of certain Tricadia entities, with respect to new funds established by Tricadia. No cash consideration was paid for the acquisition of control by Tiptree.

•	Tiptree will over time receive a 51% economic interest in Tricadia, in increments stepping up by 10.2% each year, beginning in 2021.

•
During the five-year period, beginning on January 1, 2026, Tiptree has the right to acquire the remaining economic interests in Tricadia that are held by Mr. Barnes, based upon the formula described below. During the four-year period, beginning on January 1, 2027, Mr. Barnes has the reciprocal right to put his remaining economic interests in Tricadia to Tiptree.

•	Mr. Barnes has customary minority approval rights over specified actions at Tricadia while a Tricadia equity owner.

•	Tiptree and Tricadia have agreed to provide each other with certain support services on an arms’-length basis, pursuant to a Transition Services Agreement.

The Combination Agreement (defined below) and the transactions contemplated therein were approved by a special committee of Tiptree’s Board of Directors, consisting solely of independent directors. The committee was advised by independent legal and financial advisors.
Strategic Combination Agreement
On February 15, 2019, Tiptree Inc. (“Tiptree”) and its subsidiary, Tiptree Asset Management Company, LLC, entered into a Strategic Combination Agreement (the “Combination Agreement”) with Tricadia Holdings, L.P. (“Tricadia Holdings”), which is the parent company of Tricadia Capital Management, LLC (“TCM”), Tricadia Holdings GP, LLC, which is the general partner of Tricadia Holdings (“Holdings GP”), Tricadia GP Holdings LLC (“Fund GP,” and Fund GP, Tricadia Holdings and Holdings GP are individually and collectively, as applicable, referred to herein as “Tricadia”), and Michael Barnes (together with Tricadia, the “Tricadia Parties”). The effective date of the Combination Agreement is January 1, 2019.
Pursuant to the Combination Agreement, Tiptree became a managing member of both Holdings GP and Fund GP (the “Combination”) and other than with respect to specified funds that are being liquidated, Tricadia will be managed by Tiptree. No cash consideration was paid for the acquisition of control of Tricadia by Tiptree.
Tiptree is obligated, to the extent it has sufficiently available cash to do so, to invest not less than $75 million into a fund or account managed by TCM (the “Strategic Investment”). The Strategic Investment will be subject to customary withdrawal provisions. The Strategic Investment will also be subject to an annual management fee to Tricadia of 1.25% of the net asset value of invested capital and, during the lock-up period, 1.25% of the $75 million commitment to the extent not invested. TCM also will receive an incentive fee equal to 20% of the net profits allocated to the Strategic Investment, subject to a conventional high water mark. Tiptree has the right to elect, on a “most-favored nations” basis, the terms provided by Tricadia to other third party investors.
Beginning January 1, 2021, Tiptree will be allocated 10.2% of certain profit shares interests of each of Tricadia Holdings and the Fund GP (the “Option Entities”), with an additional 10.2% interest in the Option Entities accruing for each of the next consecutive four years, so that, as of January 1, 2025, Tiptree’s percentage interest in the Option Entities’ profits and losses will be 51%. However, Tiptree will not be allocated profits or losses in respect of specified legacy Tricadia assets. On January 1, 2021, Mr. Barnes will withdraw as a member of Holdings GP and Tiptree will become the sole member of Holdings GP and Holdings GP will be required to pay Mr. Barnes his capital account balance by March 31, 2021.
The Combination Agreement includes a call option in favor of Tiptree and a put option in favor of Mr. Barnes (the “Option”). Beginning on the five year period commencing January 1, 2026, Tiptree may buy all or a portion of Mr. Barnes’ profit share interests in the Option Entities (the “Class A Interests”). Mr. Barnes has a reciprocal four year put right beginning on January 1, 2027. The purchase price will equal the appraised value of the Class A Interests and will be payable in shares of

Tiptree common stock valued at the greater of (a) book value, adjusted for purchase accounting and other similar adjustments, and (b) market value, based on a 20-day volume weighted average price of Tiptree’s common stock. The appraised value of the Class A Interests will be based on the product of (a) the percentage of Class A Interests that is the subject of the Option and (b) a quantity equal to (i) the product of 8.5 multiplied by the 3-year average of the Option Entities’ annual management fee EBITDA (as defined in the Combination Agreement) plus (ii) the product of 4.0 multiplied by the 3-year average of the Option Entities’ performance fee EBITDA (as defined in the Combination Agreement). In no event will the Option be exercised in a manner that results in the number of Tiptree shares issuable as consideration, in the aggregate, exceeding 15% of the outstanding common stock of Tiptree as of January 1, 2026.
Upon the exercise of the Option, Tricadia and Mr. Barnes are required to negotiate in good faith an employment agreement that, among other things, includes a three-year service commitment, customary restrictive covenants and base and incentive compensation commensurate with Mr. Barnes’ experience and performance.
The Combination Agreement also provides that, commencing on or prior to September 1, 2025, Tiptree and Mr. Barnes will negotiate in good faith to enter into a customary registration rights agreement with respect to any shares of Tiptree common stock issuable pursuant to the Option.
Until Tiptree or Mr. Barnes exercises the Option in full or Mr. Barnes otherwise ceases to hold at least 10% of the Class A Interests, Mr. Barnes has approval rights over certain significant actions by the Tricadia entities, as set forth in the Combination Agreement.
The foregoing description of the Combination Agreement is not complete and is qualified in its entirety by reference to the text of the Combination Agreement, a copy of which is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Transition Services Agreement
On February 15, 2019, Tiptree and Tricadia entered into an Amended and Restated Transition Services Agreement (the “Transition Services Agreement”), in connection with the Combination. Pursuant to the Transition Services Agreement, Tiptree and Tricadia have mutually agreed to provide certain services to one another (the “Services”). At the present time, the Services consist primarily of Tiptree providing to Tricadia office space, legal and compliance services, information technology services, insurance coverage, and certain finance, accounting and tax services. The Services are provided on arms’-length terms. The effective date of the Transition Services Agreement is January 1, 2019.

The Transition Services Agreement will terminate when Services cease to be provided or upon a change of control. Tricadia may terminate any Services upon 30 days written notice and Tiptree may terminate any Services upon 150 days written notice, but Tiptree may not terminate any Services prior June 30, 2020.

The foregoing description of the Transition Services Agreement is not complete and is qualified in its entirety by reference to the text of the Transition Services Agreement, a copy of which is being filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 15, 2019, Tiptree closed on the Combination, with the Combination effective as of January 1, 2019. Reference is made to Item 1.01 above, which is hereby incorporated in this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits
10.1
Strategic Combination Agreement, by and among Tiptree Inc., Tiptree Asset Management Company, LLC, Tricadia Holdings, L.P., Tricadia Holdings GP, LLC, Tricadia GP Holdings LLC and Michael Barnes, dated as of February 15, 2019.

10.2	Amended and Restated Transition Services Agreement between Tricadia Holdings, L.P. and Tiptree Inc., dated as of February 15, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	February 22, 2019	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer